UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2003

Date of report (Date of earliest event reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

(212) 662-2789

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the October and November 2003 Monthly Reviews of the Fund’s performance by the Fund’s investment adviser.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2004

By:	/s/ Carol Wang

Name: Carol Wang
Title: Secretary and Treasurer

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THE TAIWAN FUND, INC. REVIEW
October 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The Fund’s performance was slightly below the market’s in October, returning 6.90% in U.S. dollar terms compared to 7.10% for the TAIEX. While our performance was generally in line with the TAIEX, the Fund was ranked among the top-ten performers in October out of 95 local general equity funds.

     Looking ahead, we expect that the market is likely to go through a short period of consolidation. Liquidity is still abundant, and economic recovery appears to be on track as indicated by rising export orders and better-than-expected corporate earnings. However, after a six-month rally, the market seems to have discounted a lot of good news, and thus concerns over a short-term correction have increased. Nevertheless, we believe downside risk is limited. The market should regain momentum by the end of the year, driven by anticipated positive factors such as the strengthening expectation on asset reflation, emerging demand from inventory restocking, and rising commodity prices.

     On the sector level, we will continue to maintain a relatively balanced portfolio, as we believe that the market should follow a sector rotation in the near-term. Currently, we are somewhat underweight in the technology sector and overweight in non-technology sectors. We expect no major changes in our portfolio in November.

Total Fund Sector Allocation

As of 10/31/03	% of	% of

	Total Fund	TAIEX
Semiconductor	22.80	22.81
Banking	18.61	18.75
PC & Peripherals	13.50	15.08
Electronics	10.80	10.05
Plastics	8.00	7.15
Telecommunication	4.59	6.48
Steel	3.54	3.03
Transportation	3.09	2.56
Auto	2.50	1.55
Electricals	2.10	1.28
Textile	1.60	1.80
Chemical	0.92	1.30
Cement	0.70	0.90
Retail	0.55	0.74
Wire & Cable	0.60	0.64
Others	4.10	5.88
Total	98.00	100.00
Cash	2.00
Tech	51.69	54.90
Non-Tech	27.70	26.35
Financial	18.61	18.75

Total Net Asset: US$223.12Million

Top 10 Holdings of Total Fund Portfolio

As of 10/31/03	% of Total Portfolio

Taiwan Semiconductor Manufacturing Co.	8.66
Cathay Financial Holding Co. Ltd.	4.53
Au Optronics Corp.	3.58
MediaTek Inc.	3.36
Chinatrust Financial Holding Co. Ltd.	3.04
Hon Hai Precision Industry Co. Ltd.	2.98
China Steel Corp.	2.76
Formosa Chemical & Fibre Corp.	2.70
Advanced Semiconductor Engineering, Inc.	2.60
Chunghwa Telecom Co. Ltd.	2.54
Total	36.75

NAV: US$13.63 No. of Shares: 16.4Million	Price: US$12.00	Discount: -11.96%

Returns in US$ (%)*

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index

One Month	6.90	7.10
Fiscal Year to Date**	6.31	7.58
One Year	26.60	35.05
Three Years	-1.65	1.26
Five years	-2.75	–4.28

Ten Years	2.87	1.47
Since Inception	10.22	11.32

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.

**	The Fund’s fiscal year commences on September 1.
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Premium/Discount of TWN

Market Data

	As of 09/30/03	As of 10/31/03

TAIEX	5611.41	6045.12
% change in NTD terms	-0.70	7.73
% change in USD terms	0.45	7.10
NTD Daily avg. trading volume (In Billions)	83.44	104.61
USD Daily avg. trading volume (In Billions)	2.47	3.08
NTD Market Capitalization (In Billions)	11597.93	12633.73
USD Market Capitalization (In Billions)	343.34	371.80
FX Rate: (US$/NT$)	33.78	33.98

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities.

The daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may obtain it by calling toll free (800) 636-9242.

Lead Fund Manager: Alan Huang
Deputy Fund Manager: Jovi Chen

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THE TAIWAN FUND, INC. REVIEW
November 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

The TAIEX corrected downward during the month of November with a decline of 4.52% in NT dollar terms. Foreign investors became net sellers as investors took profits after the market’s recent strong performance. Political uncertainties have also resulted in more aggressive selling by local investors. The technology sector declined in November, driven by profit taking and concerns over product shipments due to component shortages. The banking sector also declined in November following October’s rally. Buying interest was seen rotating into traditional non-tech sectors, such as retailing, tourism, chemicals, plastics, steel, food, construction, and transportation. The Fund underperformed the TAIEX in November, primarily due to the underperformance of some of our major holdings in the technology sector and in the banking sector.

     Going forward, we believe the market is still likely to be range bound with limited upside. Foreign investors are likely to stay on the sidelines, and therefore domestic investors should dominate the market through the end of the year. Politics will continue to be a factor, but we believe the market is becoming more resilient to political shocks because of the increasingly positive economic outlook for next year. The consensus forecast for Taiwan’s 2004 GDP growth has been revised upwards, and the corporate profit forecast is also being revised upwards. We believe over the longer-term, the market is still attractive for investors.

Total Fund Sector Allocation

As of 11/28/03	% of	% of
	Total Fund	TAIEX
Semiconductor	22.70	22.63
Banking	18.10	18.34
PC & Peripherals	13.20	14.71
Electronics	10.70	10.47
Plastics	8.20	7.28
Telecommunication	6.00	6.64
Steel	3.60	3.08
Transportation	3.10	2.57
Auto	2.40	1.51
Textile	1.70	1.75
Electricals	1.60	1.33
Chemical	1.00	1.35
Cement	0.60	0.86
Wire & Cable	0.60	0.73
Retail	0.60	0.83
Others	3.90	5.94
Total	98.00	100.00
Cash	2.00
Tech	52.60	54.95
Non-Tech	27.30	26.71
Financial	18.10	18.34

Total Net Asset: US$210.86Million

Top 10 Holdings of Total Fund Portfolio

As of 11/30/03
% of Total Portfolio
Taiwan Semiconductor Manufacturing Co.	8.63
Cathay Financial Holding Co. Ltd.	4.20
Chunghwa Telecom. Co. Ltd.	3.82
Au Optronics Corp.	3.36
MediaTek, Inc.	3.05
Chinatrust Financial Holding Co. Ltd	3.03
China Steel Corp.	2.89
Advanced Semiconductor Engineering, Inc.	2.73
Formosa Chemical & Fibre Corp.	2.73
Hon Hai Precision Industry Co. Ltd.	2.72
Total	37.16

NAV: US$12.88	Price: US$11.58	Discount: -10.09%
No. of Shares: 16.4Million

Returns in US$ (%)*

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index

One Month	-5.50	-5.00
Fiscal Year to Date**	0.46	2.20
One Year	19.42	26.62
Three Years	-2.32	2.04
Five years	-4.78	-5.27
Ten Years	1.51	0.45
Since Inception	9.80	10.92

*Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.

** The Fund’s fiscal year commences on September 1.

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Premium/Discount of TWN

Market Data

	As of 10/31/03	As of 11/28/03
TAIEX	6045.12	5771.77
% change in NTD terms	7.73	-4.52
% change in USD terms	7.10	-5.00
NTD Daily avg. trading volume (In Billions)	104.61	84.86
USD Daily avg. trading volume (In Billions)	3.08	2.48
NTD Market Capitalization (In Billions)	12633.73	12115.53
USD Market Capitalization (In Billions)	371.80	354.77
FX Rate: (US$/NT$)	33.98	34.15

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities.

The daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may obtain it by calling toll free (800) 636-9242.

Lead Fund Manager: Alan Huang
Deputy Fund Manager: Jovi Chen

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